Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES THIRD QUARTER FISCAL 2021 OPERATING RESULTS

Uncasville, Connecticut, August 10, 2021 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, today announced operating results for its third fiscal quarter ended June 30, 2021.

MGE Operating Results

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Mohegan Sun	$220,061	$78,239	$65,183	$1,692	$82,427	$19,455
Mohegan Sun Pocono	62,931	10,512	12,319	(8,888)	15,350	(5,544)
MGE Niagara Resorts	14,380	11,346	(11,755)	(9,778)	(6,772)	(4,337)
Management, development and other	21,782	6,546	5,711	2,200	16,434	4,562
All other	8,362	—	(1,045)	—	595	—
Corporate	162	210	(6,374)	(5,749)	(6,353)	(5,727)
Inter-segment	511	346	2	(14)	2	(14)

Total	$328,189	$107,199	$64,041	$(20,537)	$101,683	$8,395

“Another quarter of strong results demonstrates that MGE remains well positioned as we continue to emerge from the pandemic,” said Raymond Pineault, Chief Executive Officer. “In addition, we recently announced Mohegan Digital, which will provide leading sports betting and digital gaming solutions to our loyal customers and attract new customers on a broader scale. This new business line will diversify our future revenue streams and contribute to the financial stability of MGE. Finally, MGE Niagara Resorts reopened to the public on July 23rd after just over 16 months of closure due to COVID restrictions in Ontario.”

Carol Anderson, Chief Financial Officer of the Company, also noted, “These results are indicative of the continued recovery as most remaining COVID-related restrictions were lifted at our United States properties during the quarter. At our flagship property Mohegan Sun, while revenues were below third quarter 2019 levels, which is the closest comparable due to property closures in the third quarter of 2020, Adjusted EBITDA was $82.4 million, 22.5% favorable to the third quarter of 2019, and EBITDA margin was up 1,065 basis points over the same period. Outside of Connecticut, ilani in Washington State continues to perform ahead of expectations, and Mohegan Sun Pocono, Mohegan Sun Las Vegas and Resorts are generating positive results.”

Selected consolidated operating results for the third quarter ended June 30, 2021 and prior-year period (unaudited):

•	Net revenues of $328.2 million vs. $107.2 million in the prior year period, a 206.1% increase;

•	Income from operations of $64.0 million vs. loss from operations of $20.5 million in the prior-year period; and

•	Adjusted EBITDA of $101.7 million vs. $8.4 million in the prior year period, a 1,111.2% increase.

The year-over-year improvements were in relation to company-wide COVID-related property closures in 2020. When compared to the third quarter of 2019, consolidated net revenues declined 5.6%, while Adjusted EBITDA increased 24.6%. While the Adjusted EBITDA improvement was largely driven by reductions in operating costs and expenses, including lower payroll costs and marketing expenses, net revenues continued to be impacted by the COVID-related closure of MGE Niagara Resorts and state-mandated social distancing protocols at the Company’s other properties. Excluding the impact of the closure of MGE Niagara Resorts for the full quarter and adjusting primarily for table hold, the Adjusted EBITDA margin would have been 33.9% for the quarter, up 707 basis points from 26.8% in the third quarter of 2019.

Mohegan Sun Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Variance	Percentage Variance
Net revenues	$220,061	$78,239	$141,822	181.3%
Income from operations	$65,183	$1,692	$63,491	3,752.4%
Adjusted EBITDA	$82,427	$19,455	$62,972	323.7%

Mohegan Sun generated quarterly sequential improvement due to increased visitation, positive gaming trends and removal of the final remaining COVID-related restrictions on May 19th. The property will continue to reintroduce non-gaming amenities this summer, including the Arena with performances from premiere acts such as Jason Mraz and Toby Keith, and convention groups have planned to return. Adjusted EBITDA increased 323.7% for the quarter, reflecting the easier year-over-year comparison. When compared to the third quarter of 2019, Adjusted EBITDA increased 22.5%, primarily due to lower labor and marketing costs and reductions in certain non-gaming amenities. Most notably, when adjusting primarily for normalized table hold, the Adjusted EBITDA margin would have been 36.6%, up 635 basis points from 30.2% in the third quarter of 2019.

Mohegan Sun Pocono Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Variance	Percentage Variance
Net revenues	$62,931	$10,512	$52,419	498.7%
Income (loss) from operations	$12,319	$(8,888)	$21,207	N.M.
Adjusted EBITDA	$15,350	$(5,544)	$20,894	N.M.

N.M. - Not Meaningful.

In Pennsylvania, trends have also continued to improve in the third quarter. On May 31st, the Commonwealth of Pennsylvania lifted all remaining COVID-related restrictions. Adjusted EBITDA increased $20.9 million for the quarter, reflecting the easier year-over-year comparison. When compared to the third quarter of 2019, Adjusted EBITDA increased 7.4%. The Adjusted EBITDA margin of 24.4% improved 254 basis points, reflecting the ongoing positive impact of cost reductions, offset by the impact of COVID-related capacity restrictions impacting both gaming and non-gaming volumes. Adjusting primarily for table hold, Adjusted EBITDA vs. the third quarter of 2019 would have increased 4.6%, while EBITDA margin would have improved 211 basis points to 24.1%.

MGE Niagara Resorts Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Variance	Percentage Variance
Net revenues	$14,380	$11,346	$3,034	26.7%
Loss from operations	$(11,755)	$(9,778)	$(1,977)	(20.2%)
Adjusted EBITDA	$(6,772)	$(4,337)	$(2,435)	(56.1%)

The negative Adjusted EBITDA at MGE Niagara Resorts reflects the impact of the properties remaining temporarily closed for the entirety of the third quarter of 2021 due to COVID-related measures implemented by the Ontario Government. Despite the decline in Adjusted EBITDA, cash flows from the MGE Niagara Resorts during the quarter were approximately breakeven, as Fallsview rent payments have been deferred and the properties continue to receive both the Fixed Service Provider Fee as well as reimbursement for Permitted Capital Expenditures while closed. MGE Niagara Resorts reopened with 2 days of invited guests only events on July 21st and 22nd, and to the public on July 23rd. On July 14, 2021, the MGE Niagara Resorts entered into an Amended and Restated Credit Agreement that permits access to the revolving credit facility in relation to capacity restrictions set by the Province of Ontario and modifies other financial and operating covenants to facilitate the re-opening process.

Management, Development and Other Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Variance	Percentage Variance
Net revenues	$21,782	$6,546	$15,236	232.8%
Income from operations	$5,711	$2,200	$3,511	159.6%
Adjusted EBITDA	$16,434	$4,562	$11,872	260.2%

Net revenues increased during the quarter due to continued growth in management fees from ilani and fees earned from the management of Paragon Casino Resort. Adjusted EBITDA growth was driven by the fees noted above, but partially offset by a higher allocation of Corporate labor costs.

All Other (Mohegan Sun Casino Las Vegas) Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Variance	Percentage Variance
Net revenues	$8,362	$—	$8,362	100.0%
Loss from operations	$(1,045)	$—	$(1,045)	(100.0%)
Adjusted EBITDA	$595	$—	$595	100.0%

The third quarter of 2021 was the first full fiscal operating quarter for Mohegan Sun Casino Las Vegas, which opened to the public on March 25, 2021.

Corporate Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Variance	Percentage Variance
Net revenues	$162	$210	$(48)	(22.9%)
Loss from operations	$(6,374)	$(5,749)	$(625)	(10.9%)
Adjusted EBITDA	$(6,353)	$(5,727)	$(626)	(10.9%)

The 10.9% decline in Adjusted EBITDA was principally due to higher operating costs in the current period related to advertising, software licenses and service contracts.

Other Information

Liquidity

As of June 30, 2021 and September 30, 2020, MGE held cash and cash equivalents of $158.4 million and $112.7 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, MGE had $215.7 million of borrowing capacity under its senior secured credit facility and line of credit as of June 30, 2021.

Conference Call

MGE will host a conference call regarding its third quarter fiscal 2021 operating results on August 10, 2021 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating on the call should dial as follows:

(866) 901-1124

(918) 922-6131 (International)

Conference ID: 3381717

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, August 10, 2021. This replay will run through August 24, 2021.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 3381717

About Mohegan Gaming & Entertainment

MGE is a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Inspire in Incheon, South Korea and Niagara Casinos in Niagara, Canada. MGE is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, as well as Northern Asia, Niagara Falls, Canada and Las Vegas, Nevada. MGE is owner and operator of Connecticut Sun, a professional basketball team in the WNBA. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020
Revenues:
Gaming	$241,289	$89,379	$623,674	$569,642
Food and beverage	20,826	3,009	45,209	91,098
Hotel	22,188	2,589	55,882	50,293
Retail, entertainment and other	43,886	12,222	112,833	109,919

Net revenues	328,189	107,199	837,598	820,952

Operating costs and expenses:
Gaming	122,326	41,834	329,392	330,200
Food and beverage	17,544	5,075	40,640	79,160
Hotel	8,926	4,296	25,907	26,611
Retail, entertainment and other	10,276	4,026	24,412	45,178
Advertising, general and administrative	55,661	35,672	154,165	172,768
Corporate	11,238	7,700	35,230	31,959
Depreciation and amortization	27,140	26,477	79,502	82,847
Impairment of Mohegan Sun Pocono’s intangible assets	—	—	—	126,596
Other, net	11,037	2,656	28,843	9,000

Total operating costs and expenses	264,148	127,736	718,091	904,319

Income (loss) from operations	64,041	(20,537)	119,507	(83,367)

Other income (expense):
Interest income	125	270	129	1,549
Interest expense, net of capitalized interest	(43,929)	(32,478)	(128,256)	(98,830)
Loss on modification and early extinguishment of debt	(20)	—	(23,978)	—
Other, net	2,373	120	5,665	(2,904)

Total other expense	(41,451)	(32,088)	(146,440)	(100,185)

Income (loss) before income tax	22,590	(52,625)	(26,933)	(183,552)
Income tax benefit	3,312	2,696	10,101	3,016

Net income (loss)	25,902	(49,929)	(16,832)	(180,536)
Income attributable to non-controlling interests	(535)	(116)	(411)	(209)

Net income (loss) attributable to Mohegan Gaming & Entertainment	$25,367	$(50,045)	$(17,243)	$(180,745)

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income (Loss) to Adjusted EBITDA:

Reconciliations of net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2021	June 30, 2020
Net income (loss)	$25,902	$(49,929)
Income tax benefit	(3,312)	(2,696)
Interest expense, net of capitalized interest	43,929	32,478
Loss on modification of debt	20	—
Interest income	(125)	(270)
Other, net	(2,373)	(120)

Income (loss) from operations	64,041	(20,537)
Adjusted EBITDA attributable to non-controlling interests	(535)	(201)
Depreciation and amortization	27,140	26,477
Other, net	11,037	2,656

Adjusted EBITDA	$101,683	$8,395

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended June 30, 2021
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$65,183	$17,390	$(146)	$—	$82,427
Mohegan Sun Pocono	12,319	3,191	(160)	—	15,350
MGE Niagara Resorts	(11,755)	4,983	—	—	(6,772)
Management, development and other	5,711	7	11,251	(535)	16,434
All other	(1,045)	1,548	92	—	595
Corporate	(6,374)	21	—	—	(6,353)
Inter-segment	2	—	—	—	2

Total	$64,041	$27,140	$11,037	$(535)	$101,683

	For the Three Months Ended June 30, 2020
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$1,692	$17,660	$103	$—	$19,455
Mohegan Sun Pocono	(8,888)	3,344	—	—	(5,544)
MGE Niagara Resorts	(9,778)	5,441	—	—	(4,337)
Management, development and other	2,200	10	2,553	(201)	4,562
Corporate	(5,749)	22	—	—	(5,727)
Inter-segment	(14)	—	—	—	(14)

Total	$(20,537)	$26,477	$2,656	$(201)	$8,395

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents net income (loss) before interest, taxes, depreciation and amortization.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry because Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Carol K. Anderson

Chief Financial Officer

Mohegan Gaming & Entertainment

(860) 862-8000